Exhibit 5.1

600 Travis, Suite 4200 Houston, Texas 77002 +1.713.220.4200 Phone +1.713.220.4285 Fax andrewskurthkenyon.com

, 2017

Tapstone Energy Inc.

100 East Main Street

Oklahoma City, Oklahoma 73104

Re:	Tapstone Energy Inc. Registration Statement on Form S-1.

Ladies and Gentlemen:

We have acted as special counsel to Tapstone Energy Inc., a Delaware corporation (the “Company”), in connection with an offering and sale (the “Offering”) by the Company and by the Selling Stockholder (as defined below) of common stock, par value $0.01 per share (“Common Stock”), of the Company. The Offering is being registered with the United States Securities and Exchange Commission (the “SEC”), pursuant to the Company’s registration statement on Form S-1 (Registration No. 333-                     ) initially filed with the SEC on                     , 2017, and subsequently amended by Amendment No. 1 thereto filed with the SEC on                     , 2017 [and [list other amendments and filing dates] (such registration statement, as so amended, being referred to herein as the “Registration Statement.” The Company and the Selling Stockholder are conducting the Offering pursuant to the Company’s prospectus (the “Prospectus”) included in the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

As described in the Prospectus, the Company and the selling stockholder named in the Prospectus (the “Selling Stockholder”) are offering shares of Common Stock on a firm commitment underwritten basis, as agreed to pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into among the Company, the Selling Stockholder, and Merrill Lynch, Pierce, Fenner & Smith and Citigroup Global Markets Inc., as representatives of the several underwriters named therein (the “Underwriters”). The shares of Common Stock to be issued and sold to the Underwriters by the Company pursuant to the Underwriting Agreement are referred to herein as the “Primary Shares.” The shares of Common Stock to be sold to the Underwriters by the Selling Stockholder pursuant to the Underwriting Agreement are referred to herein as the “Secondary Shares.”

As also described in the Prospectus, prior to consummation of the Offering, the Company will acquire all of the membership interests in its predecessor, Tapstone Energy, LLC, a Delaware limited liability company (the “Predecessor”), in exchange for the issuance of shares of Common

ANDREWS KURTH KENYON LLP

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                    , 2017

Stock to members of the Predecessor, including among others, the Selling Stockholder, pursuant to the terms of a corporate reorganization (the “Reorganization”) to be effected in connection with the Offering.

In rendering the opinions set forth herein, we have read and examined and relied on originals or copies, certified or otherwise identified to our satisfaction, the forms of the certificate of incorporation and bylaws of the Company, and the form of the Underwriting Agreement, in each case filed as an exhibit to the Registration Statement, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed, without independent investigation (a) the genuineness of the signatures on all documents that we have examined, (b) the legal capacity of all natural persons, (c) the authenticity of all documents supplied to us as originals, (d) the conformity to the authentic originals of all documents supplied to us as certified, photostatic, facsimile, electronic or otherwise reproduced copies and (e) the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers and other representatives of the Company and the Selling Stockholder and (ii) statements and certifications of public officials and others.

We have also assumed that (a) prior to the sale of any shares of Common Stock pursuant to the Underwriting Agreement, the certificate of incorporation of the Company will be duly adopted and filed with the Secretary of State of the State of Delaware in the form thereof filed as an exhibit to the Registration Statement, and the bylaws of the Company will be duly adopted in the form thereof filed as an exhibit to the Registration Statement, (b) all shares of Common Stock sold pursuant to the Underwriting Agreement will be issued and sold in the manner described in the Prospectus and in accordance with the terms of the Underwriting Agreement entered into in the form filed as an exhibit to the Registration Statement, and (c) the shares of Common Stock represented thereby will be duly registered by such registrar in the stock register maintained by such registrar for the Common Stock.

Our opinions expressed herein are limited to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion as to the laws of any other jurisdiction.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.    When the Primary Shares have been issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, such Primary Shares will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and non-assessable.

2.    Upon and after the consummation of the Reorganization, the Secondary Shares will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable.

                    , 2017

We consent to the filing by you of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law.

Very truly yours,